Agreement No. ______________________

                        OPERATING & MAINTENANCE AGREEMENT


This Agreement, ("Agreement") made and entered into as of the 20th day of June, 1996 (the "Effective Date"), by and between Morgan Associates, Inc., a Kansas corporation, hereinafter referred to as "MORGAN", and Enron Liquids Pipeline Operating Limited Partnership, a Delaware limited partnership, hereinafter referred to as "ELPOLP".

                                WITNESSETH THAT:

     WHEREAS, MORGAN will own that certain Odessa Lateral and Meter facility located in Ector County, Texas, as more fully described in Exhibit "A" (hereinafter referred to as the "Facility"); and

     WHEREAS, MORGAN desires that ELPOLP, as an independent contractor, operate and maintain the Facility on behalf of and as agent for MORGAN; and

     WHEREAS, the parties desire to set forth their rights and responsibilities with regard to the operation and maintenance of the Facility.

     NOW, THEREFORE, in consideration of the terms and conditions hereinafter set forth, the parties agree as follows:

                                    ARTICLE I
                                RESPONSIBILITIES


1.1 Designation of ELPOLP. This Agreement shall be effective upon the Effective Date designated above, but the parties' respective duties and responsibilities for payment hereunder shall commence upon the "Initial Transportation Date" under that certain Transportation Agreement between MORGAN and ELPOLP related to the Facility (the "Commencement Date").

1.2 Responsibilities and Rights of ELPOLP. As operator of the Facility, ELPOLP shall provide all operations, maintenance, administration, construction, engineering and emergency services necessary to operate and maintain the Facility in good operating condition and in accordance with all applicable laws and regulations (the "Operations and Maintenance"). ELPOLP shall operate and maintain the Facility pursuant to and consistent with (i) sound and prudent carbon dioxide pipeline industry practices, (ii) the laws, rules, or regulations of the DOT, Local, State, Federal or other appropriate jurisdictional body, and (iii) such reference documents, including: a) Engineering Standards Enron Gas Pipeline Group

     (Vols. I, II, III); b) Central Basin Pipeline
     Operating Procedures Manual; and c) Enron Liquids
     Pipeline Company Environmental Policy and Procedures
     Manual. MORGAN shall provide, for use by ELPOLP, design, construction, operation and maintenance information, including, but not limited to, "as-built" drawings, schematics, and flow diagrams as applicable, as ELPOLP may reasonably request from time to time, to allow ELPOLP to perform its obligations hereunder.

1.3 Services Provided ELPOLP. ELPOLP as agent for MORGAN shall provide the following services for MORGAN relative to the Facility:

     (a) Operations and Maintenance Services. ELPOLP shall procure and furnish all materials, equipment, services, supplies, and labor necessary for the operation and maintenance of the Facility, including, but not limited to, the following:

         (1)  Communications, corrosion control,
              monitoring, and measurement;

         (2) Periodic testing, adjustment, external and internal inspection of the Facility, and such maintenance, reconditioning, or overhaul as may be necessary and appropriate to maintain valves, pipeline, orifice, displacement and other meters, and such other facility as may be required to operate and maintain the Facility;

         (3) Cathodic protection of the Facility for the control of corrosion and subsequent monitoring as necessary;

         (4) Equipment and facility repair, overhaul, and replacement, as necessary;

         (5)  Administrative and supervisory services;

         (6) Pay and discharge all costs and expenses incurred in connection with the operation and maintenance of the Facility pursuant to this Agreement;

         (7)  Protect  all  interests  in real  estate  covering  the  Facility,
              including,   without   limitation,   rights-of-way,   easements,
              leaseholds, permits, licenses, fee lands and any other real estate interests associated with the Facility; comply with all the terms and conditions of the rights-of-way documents; refer all rights-of-way landowner matters to MORGAN when received; notify MORGAN of all encroachments upon the rights-of-way as soon as reasonably practical after ELPOLP discovers such encroachments, and cooperate fully with MORGAN in the resolution of all such matters; MORGAN shall timely provide ELPOLP notice of all correspondence, communications, or other information it receives related to and any changes regarding MORGAN's interest in the rights-of-way;

         (8)  Provide all consumable supplies and
              materials necessary for the operation and maintenance of the Facility;

         (9) Provide technical services as required for maintenance of the Facility;

         (10) Maintain logs and regulatory records relating to the operation and maintenance of the Facility including, without limitation, Department of Transportation records required under the Hazardous Liquids Pipeline Safety Act and regulations promulgated thereunder;

         (11) Notify MORGAN, as expeditiously as possibly, of all incidents relating to the Facility which are reportable under the laws or regulations of the Railroad Commission of Texas, Department of Transportation, or other governmental agency with jurisdiction;

         (12) Respond to and follow as expeditiously as possible all of MORGAN's directions relating to the volumes of carbon dioxide which are to be received into and shipped out of the Facility;

         (13) Obtain, if necessary, and maintain all required environmental permits and other authorizations (including, without limitation, air emissions, water use, or water discharge permits, collectively, "Permits") necessary to operate and maintain the Facility, make all required reports under the Permits, and operate at all times in compliance with all environmental rules, regulations, orders and laws;

         (14) Notify MORGAN, as expeditiously as possible, of all accidents or incidents arising out of the operation and maintenance of the Facility resulting in death or personal injury or damage to the Facility or third party property; notify MORGAN of all claims received by ELPOLP relating to such accidents or incidents;

         (15) Assure that all carbon dioxide delivered into MORGAN shall conform to the minimum specifications established by MORGAN (as may be amended from time to time) for such carbon dioxide if at any time the carbon dioxide tendered for delivery shall fail to conform to such quality specifications and is not remedied within a reasonable length of time, ELPOLP shall notify MORGAN of the lack of conformity. The current version of carbon dioxide specifications as established by MORGAN are attached hereto and incorporated hereby as Exhibit "B";

         (16) Perform all carbon dioxide measurement activities for the Facility as specified by MORGAN, and preserve all test data, charts, and other required data pertaining to the measurement of carbon dioxide for a period of three (3) years or such other period as may be prescribed by regulatory authorities with jurisdiction; and

         (17) Collect appropriate information and prepare and deliver periodic invoices to those persons for whom MORGAN has, from time to time, any agreement for the transportation of carbon dioxide through the Facility. Such invoicing shall be done in accordance with the terms and requirements of the agreements between MORGAN and such persons for whom carbon dioxide is transported, including such requirements regarding the frequency of invoicing and invoicing for minimum transportation, "take or pay" or similar requirements. MORGAN will deliver copies of any such agreements or arrangements to ELPOLP as may be reasonably required in order to facilitate its invoicing function hereunder.

     (b) Emergency Services. In the case of an explosion, fire, storm, or other emergency which might threaten life or property or render the Facility or any part thereof incapable of continued operation, ELPOLP shall immediately take such steps and incur such expenses as are required to deal with such emergency including, without limitation, employment of third parties. MORGAN shall reimburse ELPOLP each calendar year for expenditures incurred during such year for payment of said expenses.

1.4 DOT/Rights-of-Way Costs. ELPOLP shall be responsible for payment of all periodic payments to DOT or other governmental authority with respect to operation or ownership of the Facility or payments due under the rights-of-way documents and all damages which may be due on the rights-of-way which arise out of the operation and maintenance of the Facility (collectively the "Periodic Costs"), including, without limitation, the costs of moving and removing facilities as required by the rights-of-way documents. MORGAN shall reimburse ELPOLP each calendar year for that portion of the Periodic Costs incurred during such year that exceed $1,000.00, except that MORGAN shall not be required to reimburse ELPOLP for any portion of the Periodic Costs (e.g., rights-of-way damages) that are caused by ELPOLP's negligence, willful misconduct or breach of the requirements of this Agreement.

1.5 Additions or Modifications. As MORGAN's agent, with no ownership interest in the facility, ELPOLP shall make no additions or major modifications to the Facility without the prior written consent of MORGAN. All such additions and modifications shall be constructed in accordance with normal industry standards and the requirements of 49 CFR Part 195, as applicable, and shall conform to MORGAN's designated standard operating procedures as provided in the manuals provided ELPOLP as stated in Article 1, Section
     1.2. ELPOLP shall be solely responsible for the construction, operation, and maintenance of such additions during the term hereof. MORGAN will reimburse ELPOLP the total amount for capital expenditures incurred during such year.

1.6 Subcontracting. It is understood and agreed that MORGAN shall not contract with any third party for the performance of ELPOLP's duties to operate and maintain the Facility hereunder, or any part thereof, nor assign its rights, duties, or obligations hereunder, unless mutually agree. ELPOLP shall have the right to contract with third parties for routine operation, maintenance, or construction services such as, and including, but not limited to, painting, x-ray, chart integration, measurement, accounting, or other similar type services. ELPOLP shall cause each subcontractor to assume and satisfy all obligations of ELPOLP hereunder to the full extent same may be applicable to the portions of the Operations and Maintenance subcontracted. ELPOLP shall be liable for all acts and omissions of any subcontractor, or any of their employees or agents, as if performed or omitted by ELPOLP.

1.7 Costs and Expenses. Commencing on the Commencement Date, ELPOLP shall provide all operating services provided for hereunder in exchange for an annual fee of $75,000, payable and due quarterly in the amount of $18,750.00 on the first day of each quarter (calendar quarters starting on January 1, April 1, July 1 and October 1). ELPOLP agrees to promptly pay all its vendors and contractors to insure that no liens are filed against the Facility for the providing of goods or services relating to the Facility, and ELPOLP shall immediately take appropriate remedial action to have such liens released if they are filed. If ELPOLP fails to take such action, MORGAN may take whatever action is necessary to have such liens released, including the payment of the claimed indebtedness, and ELPOLP shall reimburse MORGAN for all costs, expenses, and payments made to have such liens released.

                                   ARTICLE II
                      PERFORMANCE OF OPERATOR'S OBLIGATIONS


2.1 Morgan's Right to Inspect. At all times during the term of this Agreement, MORGAN shall have the right to inspect, or cause to be inspected, the Facility and the performance of ELPOLP's duties hereunder, and the right to consult with ELPOLP to assure that ELPOLP is properly performing its duties. The duties to be performed hereunder by ELPOLP shall be performed as MORGAN's agent, and ELPOLP shall have the right to select the means, methods, and manner of performing its duties hereunder in accordance with this Agreement. MORGAN shall not have the right to direct, supervise, or control ELPOLP or its servants or employees in the performance of its duties hereunder, or as to the means, manner, and methods in which its duties are performed except as required under this Agreement.

2.2 Failure to Meet Standards. In the event that ELPOLP is notified of a failure to meet applicable operating requirements, whether of the DOT, Local, State, Federal or other appropriate jurisdictional body, and if ELPOLP does not correct such failure in ninety (90) days, and continues to operate and maintain the Facility not in accordance with Paragraphs 1.2 and
     1.3 of this Agreement and the standards set forth therein, MORGAN shall have the option of (1) requiring such compliance by a suit for specific performance; (2) performing the required actions itself or by a third party subject to reimbursement by ELPOLP; and/or (3) terminating this Agreement and seeking such other relief as may be provided by law.

                                   ARTICLE III
                                     GENERAL


3.1 Independent Contractor. The parties hereto agree that the Operations and Maintenance rendered by ELPOLP in the fulfillment of the terms and obligations of this Agreement shall be as an independent contractor, and this Agreement does not create an employer/employee relationship between MORGAN and ELPOLP. ELPOLP is not entitled to the benefits provided by MORGAN or its parent, subsidiaries or affiliates to their employees, and ELPOLP is not an agent, partner, or joint venturer of MORGAN, its parent or any subsidiary or affiliate. ELPOLP shall act at its own risk and expense in its fulfill-ment of the terms and obligations of this Agreement and agrees to employ and direct any persons performing any Operations and Maintenance hereunder. ELPOLP shall not represent itself to third persons to be other than an independent contractor of MORGAN, nor shall ELPOLP offer to agree to incur or assume any obligations or commitments in the name of MORGAN.

3.2 Insurance. ELPOLP agrees to maintain policies and programs of self-insurance sufficient to protect from liabilities that ELPOLP may be responsible for under this Agreement. MORGAN shall be responsible for property insurance protection coverages (e.g., fire, lightning, earthquake) for the Facility.

3.3 General Indemnity. ELPOLP AND MORGAN AGREE TO INDEMNIFY, DEFEND AND HOLD HARMLESS THE OTHER PARTY FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LOSSES, DAMAGES, CAUSES OF ACTION, SUITS AND LIABILITIES OF EVERY KIND, INCLUDING ALL, EXPENSES OF LITIGATION, COURT COSTS, AND ATTORNEYS' FEES, FOR INJURY TO OR DEATH OF ANY PERSON, OR FOR LOSS OR DAMAGE TO ANY PROPERTY CAUSED BY NEGLIGENT ACT OR OMISSION OF ANY EMPLOYEE, AGENT OR SUBCONTRACTOR OF THE INDEMNIFYING PARTY IN THE PERFORMANCE OF THE INDEMNIFYING PARTY'S OBLIGATIONS HEREUNDER. IN THE EVENT ANY INJURY TO OR DEATH OF ANY PERSON, OR LOSS OR DAMAGE TO ANY PROPERTY IS CAUSED BY THE CONCURRENT NEGLIGENCE OF BOTH PARTIES HERETO OR OF EITHER PARTY HERETO AND A THIRD PARTY, THE INDEMNIFYING PARTY HERETO SHALL INDEMNIFY THE OTHER PARTY ONLY TO THE EXTENT ITS NEGLIGENCE CONTRIBUTED TO SUCH DAMAGE OR INJURY. NEITHER PARTY SHALL HAVE LIABILITY FOR ANY CLAIM, DAMAGE OR CAUSE OF ACTION RESULTING FROM THE WILLFUL MISCONDUCT, BAD FAITH OR NEGLIGENT ACTS OR OMISSIONS OF THE OTHER PARTY'S EMPLOYEES, AGENTS OR CONTRACTORS OR SUBCONTRACTORS.

     NOTWITHSTANDING ANY PROVISION OF THIS PARAGRAPH 3.3, WHERE PERSONAL INJURY, DEATH, OR LOSS OF OR DAMAGE TO PROPERTY RESULTS FROM THE JOINT OR CONCURRENT NEGLIGENCE OR WILLFUL MISCONDUCT OF BOTH ELPOLP AND MORGAN, THE PARTIES' DUTY OF INDEMNIFICATION SHALL BE IN PROPORTION TO EACH PARTY'S ALLOCABLE SHARE OF JOINT OR CONCURRENT NEGLIGENCE OR WRONGFUL MISCONDUCT EVEN IF ONE OF THE PARTIES IS MORE THAN FIFTY PERCENT (50%) AT FAULT.

3.4. Limitation of Liability.  NOTWITHSTANDING ANYTHING
     HEREIN TO THE CONTRARY, IN NO EVENT SHALL ELPOLP OR
     MORGAN BE LIABLE TO

     THE OTHER PARTY HERETO FOR ANY LOST OR PROSPECTIVE PROFITS OR ANY OTHER SPECIAL, PUNITIVE, EXEMPLARY, CONSEQUENTIAL, INCIDENTAL OR INDIRECT LOSSES OR DAMAGES (IN TORT, CONTRACT OR OTHERWISE) UNDER OR IN RESPECT HERETO HOWSOEVER CAUSED, WHETHER OR NOT ARISING FROM ELPOLP'S OR MORGAN'S SOLE, JOINT OR CONCURRENT NEGLIGENCE.

3.5 Claims. MORGAN shall assert any and every "Claim" of any kind or nature whatsoever under this Agreement ("Claim" to include, without limitation, any Claim relating to, associated with, arising out of or in any way incidental to the Operations and Maintenance or the execution, inducement to enter into, performance, non-performance, or breach of this Agreement) exclusively against ELPOLP and not against any one or more of its partners nor the general partner, Enron Liquids Pipeline Company, nor their officers, directors, employees, or agents nor entities affiliated with it by common ownership or control, nor any of them individually or collectively, and MORGAN shall enforce or attempt to enforce any such Claim (whether liquidated or unliquidated, or by suit, lien, judgment, execution or otherwise) exclusively against the assets of ELPOLP and not against the assets of any partner, general partner, affiliated entity, nor any of their officers, directors, employees or agents, except the general partner's interest in ELPOLP.

3.6 Environmental Waste. Notwithstanding any provisions contained to the contrary, in the event that the Operations and Maintenance requires ELPOLP to remove or handle hazardous materials, waste or soils or materials contaminated with such materials, waste or substances ("Waste"), except for Wastes that are brought onto Morgan's premises by ELPOLP or its subcontractors or are present upon Morgan's premises arising from the negligence or willful misconduct of ELPOLP or its subcontractors or first generated by ELPOLP or its subcontractors at their own premises, MORGAN SHALL REMAIN RESPONSIBLE FOR SUCH WASTES AND FOR ANY POLLUTION EMANATING FROM MORGAN'S PREMISES AND SHALL DEFEND, INDEMNIFY AND HOLD ELPOLP HARMLESS FROM AND AGAINST ANY LOSS, COST, CLAIM, DAMAGE, LIABILITY, FINE OR PENALTY INCURRED BY ELPOLP WHICH RESULTS OR IS ALLEGED TO RESULT FROM ELPOLP'S PERFORMANCE OF SUCH OPERATIONS AND MAINTENANCE, HOWEVER ARISING; PROVIDED, HOWEVER, THAT THE FOREGOING INDEMNITY SHALL NOT APPLY WITH RESPECT TO ANY SUCH LOSSES, COSTS, CLAIMS, DAMAGES, LIABILITIES, FINES OR PENALTIES
     ARISING FROM THE NEGLIGENCE OR WILLFUL MISCONDUCT OF ELPOLP OR ITS SUBCONTRACTORS. Waste as used herein shall include, but not be limited to, any garbage, refuse, sludge and other spent or discarded material, including solid, liquid, semisolid, or contained gaseous materials resulting from industrial, commercial, mining and agricultural activities or from community or individual activities, and including all waste classified as "hazardous" pursuant to the Resource Conservation and Recovery Act, as amended; "toxic waste" pursuant to the Toxic Substances Control Act, as amended; or asbestos. The Operations and Maintenance provided hereunder shall in no event include the disposal or off site removal of Waste unless (i) specifically agreed upon in writing by a duly authorized officer of ELPOLP, or (ii) such Waste was brought on to Morgan's premises by ELPOLP or its subcontractors or are present upon Morgan's premises arising from the negligence or willful misconduct of ELPOLP or its subcontractors.

3.7 Force Majeure. No delays in or failure or omission in the performance or any obligation under this Agreement by ELPOLP or MORGAN, other than payment of money, shall constitute default under this Agreement if and to the extent such delay or failure of performance is caused by occurrences beyond the control of ELPOLP or MORGAN, and which by the exercise of due diligence such party shall not have been able to avoid or overcome, including, but not limited to: acts of God or a public enemy, expropriation or confiscation of facilities; compliance with any order or request of any governmental authority; fires, floods, explosion, accidents; strikes, walkouts or other concerted work stoppages, breakage or accident to machinery or lines of pipe, the necessity for making repairs, tests or alterations to machinery or lines of pipe, freezing of lines of pipe, inability to obtain necessary material, supplies, permits, or right-of-way. If such time delay or other force majeure condition causes an increase to ELPOLP's labor, equipment, or material costs to operate the Facilities, ELPOLP shall furnish to MORGAN supporting documentation evidencing such increase in costs, and ELPOLP shall be entitled to a fair and equitable adjustment to ELPOLP's total price for operating the Facilities as stated herein. In the event of a force majeure occurrence, the party whose performance is prevented by such occurrence shall notify the other party, in writing, as soon as reasonably possible and give full particulars thereof and shall reasonably endeavor to remedy the situation as soon as possible. It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and the above requirement that any force majeure shall be remedied with all reasonable dispatch shall not require the settlement of strikes or lockouts by acceding to demands when such course is inadvisable in the discretion of the party having the difficulty.

3.8 Ownership of Records and Materials. All records, materials and documents of whatever kind or nature, including but not limited to, reports, plans, designs, studies, data, maps, drawings, specifications, construction records, engineering records, accounting records, right-of-way and easement records, permit records, and purchasing records, relating to the Facility and prepared or obtained by ELPOLP as agent in performing the Operations and Maintenance hereunder, shall be the property of MORGAN and shall be held in temporary custody by ELPOLP. Upon the request of MORGAN, all or any portion of the aforesaid records, materials, documents, including documents, records, or materials previously provided to ELPOLP by MORGAN (and all copies thereof), shall be delivered to MORGAN in a manner reasonably requested by MORGAN; such obligation shall survive termination of this Agreement. The records, materials, and documents provided to ELPOLP as agent for MORGAN hereunder or prepared or obtained by ELPOLP in performing the services hereunder and all information which ELPOLP receives or becomes familiar with relating to the operation and maintenance of the Facility, shall be kept confidential, and shall be disclosed to third parties only with the prior consent of MORGAN. ELPOLP's obligations as regards confidential material shall not apply to (a) information already in the possession of ELPOLP and not subject to a confidentiality obligation at the time of execution hereof;
     (b) information which, at the time of disclosure, was in the public domain or which, after disclosure, becomes a part of the public domain through no fault of ELPOLP; and (c) information which was acquired by ELPOLP without violation of any confidentiality obligation from a source other than MORGAN.

3.9 Safety. ELPOLP shall be responsible for and take all necessary and proper safety precautions to protect from accident or injury, all persons, including its employees and its subcontractors' employees, who may be at or on MORGAN's Premises where the Operations and Maintenance is being performed. ELPOLP shall establish and enforce adequate, reasonable, prudent and proper safety rules and procedures and emergency procedures necessary for safe completion of the Operations and Maintenance.

3.10 Compliance With DOT Anti-Drug and Alcohol Misuse Regulations. MORGAN, under 49 CFR Parts 199 and 40, is required by law to ensure compliance with the pipeline safety regulations for drug and alcohol testing applicable to its contractors, subcontractors and their agents, performing operations, maintenance, or emergency response functions on a pipeline or LNG facility subject to Parts 191, 192, 193 and 195 of Title 49 of the Code of Federal Regulations. ELPOLP agrees to comply with such requirements and will require compliance by its employees, agents, contractors and subcontractors.

3.11 General. The terms and provisions of this Agreement are intended to supersede any conflicting terms or conditions in any other agreement between the parties. This Agreement contains the entire agreement between the parties and shall not be modified or supplemented except by written instrument duly executed by both parties. If any provision of this Agreement shall, for any reason, be held violative of any applicable law, and so much of said Agreement is held to be unenforceable, then the invalidity of such a specific provision herein shall not be held to invalidate any other provisions herein, which other provisions shall remain in full force and effect unless removal of said invalid provision destroys the legitimate purposes of this Agreement, in which event this Agreement shall be canceled. Termination or expiration of this Agreement shall not relieve or release either party from any breach or default occurring prior to such termination or expiration; and the terms and provisions of Paragraphs 1.5, 3.3, 3.16 and 3.13 shall survive the termination of this Agreement. No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (regardless of whether similar), nor shall any such waiver constitute a continuing waiver unless otherwise expressly provided.

3.12 Descriptive Headings. The descriptive headings of the provisions of this Agreement are formulated and used for convenience only and shall not be deemed to affect the meaning or construction of any provision.

3.13 Governing Law. Unless otherwise specified, this Agreement and the rights and duties of the parties arising out of the Agreement shall be governed by and construed in accordance with the laws of the State of Texas, except provisions of that law referring to governance or construction of the laws of another jurisdiction. Any action arising out of this Agreement or the rights and duties of the parties arising out of this Agreement may be brought, if at all, only in the courts of Texas. Venue shall be proper in Harris County.

3.14 Non-waiver of Future Default. No waiver by any party of any one or more defaults by the other in performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any other existing or future default or defaults, whether of a like or different character.

3.15 Contractual Rights. The terms and provisions of this Agreement shall inure to the benefit of and be binding upon the successor, assigns and representatives of the parties hereto. The provisions of this Agreement shall not impart rights enforceable by any person, firm or organization not a party or not bound as a party, or not a permitted successor or assignee of a party bound to this Agreement.

3.16 Assignability. Neither party may assign its rights under this Agreement without the prior written consent of the other party, which shall not be unreasonably withheld. Written consent to assign said rights shall not be necessary when this Agreement is assigned in whole or in part to a wholly-owned subsidiary or affiliate, or by: (i) name change, or (ii) merger, or (iii) formation of a new company, or (iv) stock purchase. If and in the event MORGAN desires to sell the Facilities then MORGAN shall give at least thirty (30) days' notice to ELPOLP setting forth the name of the potential buyer and ELPOLP shall, within said thirty (30) day period, elect to either terminate this Agreement or to approve MORGAN'S assignment of this Agreement to the potential buyer.

                                   ARTICLE IV
                                      TERM


4.1 Term. Subject to all other provisions and conditions contained herein, this Agreement shall be deemed operative and in full force and effect as of the Effective Date and shall continue for a primary term of twenty (20) years from the Commencement Date, and shall extend forward from month to month thereafter, unless and until terminated by either party giving at least ninety (90) days' prior written notice to the other party. Notwithstanding anything herein to the contrary, Morgan shall have the right to terminate this Agreement at any time effective upon notice of such termination to ELPOLP in the event of the termination or expiration of that certain Transportation Agreement between Morgan and ELPOLP related to the Facility; and Morgan may elect to extend this Agreement upon the same terms and conditions provided herein (excepting prices) in the event that ELPOLP or its successors or assigns elects to extend or require that Morgan transport any Carbon Dioxide for ELPOLP or its successors or assigns following the "Primary Term" of the Transportation Agreement.

                                    ARTICLE V
                                     NOTICES


5.1 Notices. All notices, consents, requests, invoices or statements provided for or permitted to be given under this Agreement must be in writing and are effective on actual receipt by the intended recipient or by delivery to the address, or facsimile number during working hours (8:00 a.m. to 5:00 p.m. CST) for the recipient listed below:

     To ELPOLP:                      To MORGAN:

     Enron Liquids Pipeline          Morgan Associates, Inc.
     Operating Limited Partnership   Attention:  William V. Morgan
     Attention:  Russell Martin      Plaza Time Building
     P. O. Box 1188                  411 Nichols Road, Suite 225
     Houston, Texas 77251-1188       Kansas City, Missouri 64112
     Telephone: 713-853-3589         Telephone: 816-931-5750
     Fax: 713-646-5824               Fax: 816-931-9170

     All notices, invoices, and other communications ("Notices") shall be sent to the parties at their respective addresses in writing and as set forth above. Notices sent through the mail shall be deemed to have been received on the third (3rd) day after post marking.

     IN WITNESS WHEREOF, this Agreement is executed on the day and year first above written.


"ELPOLP"                             "MORGAN"

Enron Liquids Pipeline Operating     Morgan Associates, Inc.
Limited Partnership

by Enron Liquids Pipeline Company,
its General Partner

By: /s/ Ray Kaskel                  By: /s/ William V. Morgan

Title: President                    Title: President


Witness/Attest

By: /s/ Thomas P. Tosoni            By:_____________________________

Title: Assistant Secretary          Title:__________________________

(SEAL)                              (SEAL)

                                   EXHIBIT "A"

                        Odessa Lateral and Meter Facility


The 6 inch pipeline with its origin at mile marker 98.15 on the Central Basin Pipeline running easterly, approximately 11.2 miles in length, and meter facility, with its terminus at the delivery point of Phillips' South Cowden Unit enhanced oil recovery project, all located in the T. & P. RR Co. Survey, Block 42, 43, and 44, all Township 3 South, Ector County, Texas.

                                   EXHIBIT "B"


Product   delivered  at  the   Origination   Point  shall  meet  the   following
specifications, which herein are collectively called "Quality Specifications":

     (a) Water. Product shall contain no free water, and shall not contain more than thirty (30) pounds of water per MMcf in the vapor phase.

     (b) Hydrogen Sulphide. Product shall not contain more than twenty (20) parts per million, by weight, of hydrogen sulphide.

     (c) Carbon Dioxide. Product shall contain at least ninety-five mole percent (95%) of molecules containing one (1) atom of carbon and two (2) atoms of oxygen.

     (d) Total Sulfur. Product shall not contain more than thirty-five (35) parts per million, by weight, of total sulfur.

     (e) Temperature. Product shall not exceed a temperature of one hundred twenty degrees
         Fahrenheit.  (120(degree)F).

     (f) Nitrogen. Product shall not contain more than four mole percent (4%) of nitrogen.

     (g) Hydrocarbons. Product shall not contain more than five mole percent (5%) of hydrocarbons and the dew point of Product (with respect to such hydrocarbons) shall not exceed minus twenty degrees Fahrenheit (-20(degree)F).

     (h) Oxygen.  Product shall not contain more than ten
         (10) parts per million, by weight, of oxygen.

     (i) Other. Product shall not contain more than 0.3 (three tenths) gallons of glycol per MMcf and at no time shall such glycol be present in a liquid state at the pressure and temperature conditions of the pipeline.